Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trinity Place Holdings Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-193396, 333-208740, 333-216754 and 333-262293) and Form S-8 (Nos. 333-207324, 333-232266, 333-257650 and 333-273091) of Trinity Place Holdings Inc. (the “Company”) of our report dated March 29, 2024, relating to the consolidated financial statements and schedule, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York
March 29, 2024